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                                                                   EXHIBIT 10.34



                              November 12, 1997




American Physician Partners, Inc.
901 Main Street
Suite 2301
Dallas, TX  75202


Dear Sirs:


        For good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the undersigned hereby agrees, effective only upon the consummation of the Company's initial underwritten public offering of Common Stock, (i) to surrender all rights to, and interest in, seventy-five thousand (75,000) shares of the Company's Common Stock (the "Surrendered Shares") and (ii) to return to the Company the stock certificate evidencing such Surrendered Shares in exchange for a stock certificate to be issued by the Company for the balance of such shares.

                                                Very truly yours,



                                                Mary Pappajohn